UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ENERGY FOCUS, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the
Registrant)

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ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

April 29, 2016

Dear Stockholder:

This year’s Annual Meeting of Stockholders will be held on Wednesday, June 15, 2016 at 9:00 A.M., local time, at the principal executive offices of Energy Focus, Inc., 32000 Aurora Road, Suite B, Solon, Ohio 44139. You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, have been made a part of this invitation.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Proxy Statement.

Please also note that if you hold your shares in “street name” through a bank or broker, that custodian cannot vote your shares without your specific instructions.

The Proxy Statement and related proxy form are first being made available on or about April 29, 2016.

Thank you for your ongoing support of, and continued interest in, Energy Focus.

Very truly yours,

/s/ James Tu
James Tu
Executive Chairman and Chief Executive Officer

ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 15, 2016

TO STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Energy Focus, Inc. (the “Company”) will be held on Wednesday, June 15, 2016 at 9:00 A.M., local time, at the principal executive offices of Energy Focus, Inc., 32000 Aurora Road, Suite B, Solon, Ohio 44139, for the following purposes:

1.
To elect eight directors to serve until the next annual meeting or until their successors are elected and appointed, the nominees for which are as follows: Ronald D. Black, Simon Cheng, William Cohen, Glenda Dorchak, Marc J. Eisenberg, Jiangang Luo, Michael R. Ramelot and James Tu; and

2.	To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 20, 2016 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 15, 2016:

This proxy statement and our annual report on Form 10-K, are available at: http://www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Marcia J. Miller
Marcia J. Miller
Chief Financial Officer and Secretary

Solon, Ohio
April 29, 2016

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXIES

General

The enclosed proxy is solicited on behalf of the Board of Directors of Energy Focus, Inc., a Delaware corporation (“Energy Focus” or the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 15, 2016 at 9:00 A.M., local time, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the principal executive offices of Energy Focus, Inc., 32000 Aurora Road, Suite B, Solon, Ohio 44139.

The cost of soliciting these proxies will be borne by the Company. Regular employees and directors of the Company may solicit proxies in person, by telephone, by mail, or by email. No additional compensation will be given to employees or directors for such solicitation. The Company will request brokers and nominees who hold shares of common stock, par value $.0001 per share, of Energy Focus (“Common Stock”) in their names to furnish proxy material to the beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either by delivering a written notice of revocation or a duly executed proxy bearing a later date to Energy Focus, Inc., Attention: Secretary, 32000 Aurora Road, Suite B, Solon, Ohio 44139 or by attending the Annual Meeting and voting in person. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke your proxy or vote at the Annual Meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Record Date and Share Ownership

Only stockholders of record at the close of business on April 20, 2016 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. The Company had 11,652,739 shares of Common Stock issued and outstanding as of the Record Date.

Voting

Each share of Common Stock held as of the Record Date entitles its holder to one vote on each matter to be acted upon at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the aggregate number of shares of Common Stock outstanding on the Record Date will represent a quorum permitting the conduct of business at the meeting. If you are a beneficial owner of shares that are held in “street name” (meaning a broker, trustee, bank or other nominee holds shares on your behalf), you must instruct your broker as to how to vote your shares on the proposal to elect directors presented in this proxy statement. Failure to do so may result in a “broker non-vote” because a broker does not have discretion to vote on your behalf with respect to the election of directors at the Annual Meeting. Any proxies received by the Company marked as abstentions or broker non-votes will be included in the calculation of whether a quorum is present at the Annual Meeting.

 The eight nominees receiving the greatest number of votes “for” election will be elected as directors. If you do not vote for a particular director nominee, or if you indicate “withhold authority” for a particular nominee on your proxy form, your vote will not have an effect on the outcome of the election of directions. Broker non-votes also will not have an effect on the outcome of the election of directors.

The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to the election of directors, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of the eight nominees for director listed in this Proxy Statement.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws provide that the number of directors of the Company shall be no less than five and no more than nine, with the exact number within such range to be fixed by the Board of Directors. The Board of Directors has fixed the number of directors at eight and has recommended and nominated the eight nominees listed below, each of which is a current director.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxy holders will vote in favor of the remainder of those nominated and for such substituted nominees, if any, as shall be designated by the Board of Directors. Please note that if the candidacy of one or more nominees should be withdrawn, the Board may reduce the number of directors to be elected at this time. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

If a quorum is present in person or by proxy at the Annual Meeting, the eight nominees receiving the highest number of votes will be elected as directors at the Annual Meeting to serve until the next annual meeting or until their respective successors are duly elected or appointed.

Biographical information concerning each nominee is set forth below:

Name	Age	Director Since	Background

Ronald D. Black, Ph.D.	52	2015
Dr. Black has served as the Company's Lead Director since March 2016. Dr. Black has served as the Chief Executive Officer and President of Rambus Inc. since June 2012 and as a Director of Rambus Inc. since July 2012. Rambus Inc. is a semiconductor and IP products company, with offerings spanning from memory and interfaces to security, smart sensors and lighting. Dr. Black was previously the Managing Director of R.D. Black & Company, a consulting firm, since August 2011. From September 2010 to August 2011, Dr. Black was the Chief Executive Officer of MobiWire, formerly Sagem Wireless, a privately-held mobile handset company headquartered near Paris, France that offers products and services to original equipment manufacturers and mobile network operators in the mobile phone marketplace. From June 2009 to October 2010, Dr. Black served as Chairman and CEO of UPEK, Inc. Dr. Black currently serves as a board member of FlexEnable, a privately held United Kingdom company, and Microfabrica, a privately held company in Silicon Valley. Dr. Black formerly served as a board member of EnOcean GmbH, a German-based company that manufactures and markets energy harvesting technology, sensors, and radio frequency communication, from 2012 to March 2015. From September 2010 to November 2012, he served as a board member of AuthenTec, Inc., which he joined following the AuthenTec-UPEK merger in September 2010 and from 2007 to 2013, he served as a board member of Inside Contactless, a France-based company engaged in the semiconductors and information technology industry. Dr. Black holds a Bachelor of Science, a Master’s of Science, and a Ph.D. in materials science and engineering from Cornell University in Ithaca, N.Y.

			The Board of Directors believes that Dr. Black’s qualifications to serve as a Board member include his leadership positions in various high-growth technology companies, both domestic and foreign.

Simon Cheng	42	2012
Mr. Cheng has been Vice President of Product Management since December 2015 and served as Director of Business Development from January to December 2015. Prior to that, he was Director of Supply Chain in charge of Company procurement and supply chain operations from December 2013 to December 2014. From June 2013 to November 2013, he was the Company’s Brand Manager. Previously, he was Managing Director of Communal International Ltd., a group assisting clean energy companies to gain market access and improve supply chain efficiencies in Asia, from March 2012 to June 2013. He is a Board Director of ZW Group, a real estate and shopping center developer in China, and was the Market/Project Manager from October 2007 to March 2012. Prior to that time, Mr. Cheng was a Co-founder and Chief Executive Officer for The X/Y Group, a marketing enterprise that markets and distributes global consumer brand products including JanSport and Skechers in the greater China region. Additionally, he has consulting experience having worked as an Enterprise Risk Services Consultant and a System Consultant for Deloitte & Touche. Mr. Cheng graduated from New York University with a Bachelor’s degree in Business Administration.

The Board of Directors believes that Mr. Cheng’s qualifications to serve as a Board member include his knowledge of the Company’s operations in various areas and experience with marketing and supply chain matters in Asia.

William Cohen	62	2014
Mr. Cohen has served as the Chief Executive Officer of Dillon Yarn Corporation since February 2011, and as President from October 1996 to February 2011. Dillon Yarn Corporation manufactures and globally distributes filament yarns, fabrics, flake, chip, staple fiber and non-woven fabric to many segments of the textile industry, including medical, technical, industrial, automotive, home furnishing and apparel. Mr. Cohen is also Chairman and Chief Executive Officer of Atlas Oral Health Care LLC, Chairman and Chief Executive Officer of GAWI, LLC d/b/a Arctic Ease, a Partner in Fabricated Metals, and President of Morristown Helicopter Services Inc. He is a member of the Tel Aviv University Board of Governors and Chairman Emeritus of American Friends of Tel Aviv University. Mr. Cohen attended C.W. Post of Long Island University.

The Board of Directors believes that Mr. Cohen’s qualifications to serve as a Board member include his leadership experience of a global manufacturing and distribution business, as well as his network and experience in sales, marketing and manufacturing, both domestic and foreign.

Glenda Dorchak	62	2015
Ms. Dorchak was Executive Vice President and General Manager of Global Business for Spansion, Inc., a Sunnyvale, California based flash memory provider from April 2012 to June 2013. From January 2009 until September 2010, when it was acquired by Red Bend Software, Ms. Dorchak was the Chief Executive Officer and Vice Chairman of VirtualLogix, Inc., a Sunnyvale, California based provider of virtualization software for wireless and embedded devices. Prior to VirtualLogix, Inc., she served as Chairman and Chief Executive Officer of Intrinsyc Software International, Inc. from August 2006 to November 2008 where she had also served as an independent director from September 2003 to December 2004. Ms. Dorchak was an executive with Intel Corporation from 2001 to 2006, including serving as Vice President and Chief Operating Officer of Intel Corporation's Communications Group; Vice President and General Manager of Intel's Consumer Electronics Group; and Vice President and General Manager of the Broadband Products Group. Prior to her tenure at Intel Corporation, she served as Chairman and Chief Executive Officer of Value America, Inc., an online retailer, from September 1999 to November 2000. Since 2009, Ms. Dorchak has been a member of the Board of Directors of Mellanox Technologies, a leading global supplier of end-to-end InfiniBand and Ethernet interconnect silicon, software and systems. Ms. Dorchak also currently serves on the board of Mirametrix Inc., a private software company that provides gaze-tracking software and she is an Operating Advisor to OMERS Private Equity.

The Board of Directors believes that Ms. Dorchak’s qualifications to serve as a Board member include her executive and board member experience in the software and technology industries, as well as her expertise, experience and understanding of global markets.

Marc J. Eisenberg	49	2015
Mr. Eisenberg is Chief Executive Officer and a Director of ORBCOMM Inc., positions he has held since March 2008. ORBCOMM is a global provider of machine-to-machine solutions, including network connectivity, devices and web reporting applications. He previously served as its Chief Operating Officer from February 2007 to March 2008, Chief Marketing Officer from June 2006 to February 2007 and Executive Vice President, Sales and Marketing from March 2002 to June 2006. Mr. Eisenberg holds a Bachelor’s of Science degree in Marketing and Management from New York University.

The Board of Directors believes that Mr. Eisenberg’s qualifications to serve as a Board member include his leadership position in a technology company, as well as his expertise and experience in global operations.

Jiangang Luo	48	2015
Mr. Luo has been the Managing Partner of Cleantech Global Limited, formerly Prime Science & Technology, Inc. since 2006, a company focusing on clean technology. He previously served on the Company’s Board of Directors from September 2013 until July 2014. Mr. Luo has also been Managing Partner of Faith Asset Management LLC since 2011. He also serves many non-profit organizations and is Chairman of the American United Chamber of Commerce, and former Chairman of Tsinghua Alumni Association of Greater New York. Mr. Luo has a Master’s degree in Computational Mathematics and double Bachelor’s degrees in Applied Mathematics and Computer Science from Tsinghua University. He was also awarded a Fellowship for his mathematical Ph.D. degree from Rutgers University.

The Board of Directors believes that Mr. Luo’s qualifications to serve as a Board member include his significant and diverse experience in financial matters and vast knowledge of clean technology, as well as his previous service on the Board.

Michael R. Ramelot	70	2013
Mr. Ramelot has been a consultant since 2002 on many projects, including serving as project leader on BlackLine system implementations to enhance the financial close process of several multi-million dollar companies; serving as project leader on due diligence, accounting valuations and appraisals related to acquisitions; researching and preparing position papers for companies on complex accounting issues; preparing various SEC filings; and assessing and implementing compliance with Section 404 of Sarbanes-Oxley at several companies. Prior to becoming a consultant, Mr. Ramelot served as the President and Chief Financial Officer of Compro Packaging LLC. Mr. Ramelot received a Master’s degree in Business Administration from the University of Santa Clara and a Bachelor of Science degree in accounting from St. Mary’s College. He is a Certified Public Accountant.

			The Board of Directors believes that Mr. Ramelot’s qualifications to serve as a Board member include his significant experience with financial and accounting matters and SEC compliance matters.

James Tu	47	2012
Mr. Tu has served as the Executive Chairman and Chief Executive Officer of the Company since May 2013. He served as the non-Executive Chairman of the Board from December 2012 to April 2013. He is also the Founder, Chief Executive Officer and Chief Investment Officer of 5 Elements Global Advisors, an investment advisory and management company focusing on investing in clean energy companies and a stockholder of the Company. Additionally, he is Co-Founder and 50% owner and, until May 2013, was the Managing Partner of Communal International Ltd., a British Virgin Islands company dedicated to assisting clean energy solutions companies in gaining access to global marketing, distribution licensing, manufacturing and financing resources until May 2013. Previously, he was the Director of Investment Management of Gerstein Fisher & Associates, and an equity analyst at Dolphin Asset Management Corp. Mr. Tu received a Master’s degree in Business Administration in finance from Baruch College and a Bachelor of Science degree in electrical engineering from Tsinghua University.

The Board of Directors believes that Mr. Tu’s qualifications to serve as a Board member include his role as the Company’s Chief Executive Officer, as well as his experience investing in and advising clean energy companies.

 Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

Corporate Governance

Director Independence

The Board of Directors has determined that each of the following current directors is independent within the meaning of the listing standards of The NASDAQ Stock Market:

Ronald D. Black
William Cohen
Glenda Dorchak
Marc J. Eisenberg
Jiangang Luo
Michael R. Ramelot

In this Proxy Statement these current directors and director nominees are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

Board Meetings and Committees; Annual Meeting Attendance

The Board of Directors held a total of eight meetings during the fiscal year ended December 31, 2015. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors served.

The Company does not have a policy regarding attendance by the directors at the Company’s Annual Meeting. James Tu, Executive Chairman and Chief Executive Officer, was the only director then serving present at the last Annual Meeting held July 22, 2015.

Compensation Committee

The Company has a standing Compensation Committee of the Board of Directors, currently consisting of Dr. Black, as chairman, Mr. Cohen and Ms. Dorchak. Each of the members of the Compensation Committee is an Independent Director and is also independent under the criteria established by NASDAQ for compensation committee membership. Compensation Committee held three meetings in 2015. The Board has approved a charter for the Compensation Committee. A copy of this charter can be found on the Company’s website at http://www.energyfocusinc.com.

The Compensation Committee reviews and recommends to the Board corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluates his performance in light of such goals and objectives, and recommends to the Board for approval his compensation level based on this evaluation; develops and recommends to the Board compensation arrangements for other executive officers of the Company, reviews and recommends to the Board incentive compensation plans and equity-based plans, and administers such plans; reviews and recommends to the Board all other employee benefit plans for the Company; and reviews and makes recommendations to the Board regarding compensation of the Board of Directors. The authority of the Compensation Committee may be delegated to a subcommittee of the Compensation Committee, consisting of one or more directors. The Chief Executive Officer may provide recommendations regarding compensation of other executive officers. The Compensation Committee is empowered to retain consultants for advice on compensation matters.

No director currently serving on the Compensation Committee is or has been an officer or employee of the Company or any of the Company’s subsidiaries. No interlocking relationships exist between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

Audit and Finance Committee

The Company’s Audit and Finance Committee acts as the standing audit committee of the Board of Directors. The Audit and Finance Committee of the Board of Directors, which currently consists of Mr. Ramelot, as chairman, Mr. Eisenberg and Ms. Dorchak, held six meetings in 2015. Each of the members of the Audit and Finance Committee is an Independent Director and is also independent under the criteria established by the SEC and NASDAQ for audit committee membership. The Board of Directors has determined that Mr. Ramelot is an “audit committee financial expert,” as defined under the rules of the SEC. The Board has approved a charter for the Audit and Finance Committee. A copy of this charter can be found on the Company’s website at http://www.energyfocusinc.com.

The Audit and Finance Committee’s primary functions are to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and other financial information, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm. Other specific duties and responsibilities of the Audit and Finance Committee are to: appoint, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with the Company; and meet with the independent registered public accounting firm and management to discuss and review the Company’s financial statements, internal controls, and auditing, accounting and financial reporting processes.

Director Nominations

We do not have a standing nominating committee or a nominating committee charter. Acting upon the nomination recommendations of our Independent Directors as required by the NASDAQ Stock Market rules, the Board as a whole nominates directors for election at each annual meeting, and elects new directors to fill vacancies when they arise. We believe that, considering the size of the Company and our Board composition, nominating recommendations can be made effectively and efficiently by our Independent Directors without the need for a formal committee or charter.

The Board selects candidates for directors based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. While the Board does not have a formal policy with respect to the consideration of diversity, it believes that its membership should be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Board believes that nominees for directors should have experience, such as experience in management or accounting and finance, or industry and technology knowledge that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director.

The Board will consider various candidates for Board membership, including those suggested by other Board members, by any executive search firm engaged by the Board, and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board to consider should notify the Secretary of the Company or any member of the Board in writing, with any supporting material the stockholder considers appropriate, at the following address: Energy Focus, Inc., 32000 Aurora Road, Suite B, Solon, Ohio 44139.

Board Leadership Structure and Role in Risk Oversight

Mr. Tu currently serves as both Chief Executive Officer and Executive Chairman of the Board. The Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman should be separate, but believes at this time that the Company and its stockholders are best served by its current leadership structure. Combining the roles of Chief Executive Officer and Chairman fosters accountability, effective decision-making and alignment between interests of the Board and management. In March 2016, the Board of Directors determined to establish a Lead Director position to serve as a liaison between the Independent Directors and the Chairman and the Chief Executive Officer and the full Board, consult with and advise the Chairman regarding Board matters, call and chair meetings of Independent Directors and chair meetings of the Board when the Chairman is not present. The Board of Directors elected Dr. Black to serve as Lead Director.

It is management’s responsibility to manage risk and bring material risks to the attention of the Board. The Board administers its risk oversight role by reviewing strategic, financial and execution risks and exposures associated with the Company’s operations and financial condition; litigation and other matters that may present material risk to our operations, plans, prospects or reputation; acquisitions and divestitures; and senior management succession planning. This oversight role is performed directly and through the committee structure and the committees’ regular reports to the Board of Directors. The Audit and Finance Committee reviews risks associated with financial and accounting matters, including financial reporting, accounting, disclosure, internal controls over financial reporting and ethics and compliance programs. The Compensation Committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements.
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of Common Stock as of April 20, 2016, as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s current directors and Named Executive Officers listed below, and (iii) all current executive officers and directors of the Company listed below as a group. Unless otherwise specified, the address for each officer and director is: 32000 Aurora Road, Suite B, Solon, Ohio 44139. Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity.

	Shares Beneficially Owned
			Percent of Outstanding Common Stock (1)

Name and Address
5% Stockholders
Gina Huang	1,017,390	(2)	8.7%
P.O. Box 3444, Road Town
Tortola, British Virgin Islands
Bright Horizon Partners	639,130	(3)	5.5%
1300 Avenue of the Americas, 36th Floor
New York, NY 10019

Current Directors and Named Executive Officers
Ronald D. Black	2,500	(4)	*
Simon Cheng	8,016	(5)	*
William Cohen	719,464	(6)	6.2%
Glenda Dorchak	2,500	(7)	*
Marc J. Eisenberg	2,500	(8)	*
Eric W. Hilliard	72,056	(9)	*
Jiangang Luo	524,567	(10)	4.5%
Marcia J. Miller	23,948	(11)	*
Michael R. Ramelot	17,166	(12)	*
James Tu	453,333	(13)	3.9%

All Current Directors and Executive Officers as a Group	1,826,050	(14)	15.7%

*Less than one percent

(1)
Based on 11,652,739 shares of Common Stock outstanding as of April 20, 2016. In addition, shares of Common Stock issuable pursuant to options that are currently exercisable, or may become exercisable within 60 days of April 20, 2016, or pursuant to restricted stock units scheduled to vest within 60 days of April 20, 2016, are included in the reported beneficial holdings of the individual owning such options or restricted stock units. These shares of Common Stock have been treated as outstanding in calculating the percentage ownership of the individual possessing such interest, but not for any other individual.

(2)
Based upon a Schedule 13G/A filed with the SEC by Gina Huang, Brilliant Start Enterprise, Inc., and Jag International Ltd. on October 7, 2015. Ms. Huang holds sole voting and dispositive power over 417,390 shares of Common Stock held by Brilliant Start Enterprise, Inc., and 600,000 shares of Common Stock held by Jag International Ltd.

(3)	Based on a Schedule 13G/A filed with the SEC by Bright Horizon Partners, Inc. on October 7, 2015.

(4)	Includes 2,500 restricted stock units.

(5)	Includes 8,016 options.

(6)
Includes 600,000 shares of Common Stock held by Costar Partners II, LLC, 1,259 shares held by Mr. Cohen's son, and 9,510 options, of which 343 options are held by Mr. Cohen's son. Mr. Cohen disclaims beneficial ownership of the shares and options held by his son. Mr. Cohen and Costar Partners II, LLC have shared voting and dispositive power of the shares of Common Stock held by Costar Partners II, LLC.

(7)	Includes 2,500 restricted stock units.

(8)	Includes 2,500 restricted stock units.

(9)	Includes 61,391 options.

(10)
Includes 2,500 restricted stock units. Based on a Schedule 13D/A filed with the SEC by Cleantech Global Limited, formerly Prime Science & Technology, Inc., on October 7, 2015. Mr. Luo and Cleantech Global Limited reported sole voting and dispositive power over the shares of Common Stock. Mr. Luo is Managing Partner of Cleantech Global Limited.

(11)	Includes 15,571 options.

(12)	Includes 14,166 options.

(13)
Includes 300,000 shares of Common Stock held by 5 Elements Global Fund LP, and 153,333 options. Mr. Tu has sole voting and dispositive power over the shares of Common Stock held by 5 Elements Global Fund LP. See “Certain Relationships and Related Transactions” below for additional information regarding Mr. Tu’s relationship with Communal International Ltd. and its interest in 5 Elements Energy Efficiency Limited, another stockholder of the Company.

(14)
Includes 261,644 shares of Common Stock issuable pursuant to options that are currently exercisable, or may become exercisable within 60 days of April 20, 2016 and 7,500 shares of Common Stock issuable pursuant to restricted stock units scheduled to vest within 60 days of April 20, 2016.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth information about compensation of our Chief Executive Officer, and two other most highly compensated executive officers (our “Named Executive Officers”) for the years indicated:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation ($) (4)	Total ($)

James Tu	2015	303,992	—	325,344	327,600	1,024	957,960
Executive Chairman and Chief Executive Officer	2014	246,500	125,000	242,510	—	1,064	615,074

Eric W. Hilliard	2015	243,226	—	162,672	262,080	1,191	669,169
President and Chief Operating Officer	2014	200,000	20,000	39,937	70,000	1,459	331,396

Marcia J. Miller (5)	2015	166,039	8,377	172,559	94,017	666	441,658
Chief Financial Officer

(1)	Amounts paid in 2015 reflect adjustments to implement salary increases and the timing of payroll dates.
(2)
Under SEC rules, the values reported reflect the aggregate grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), to each of the Named Executive Officers in the years shown. We calculate the grant date fair value of stock option grants using the Black-Scholes option pricing model. A discussion of the assumptions used in calculating the fair value is set forth in Note 11 to the Consolidated Financial Statements contained in Item 8 of the Annual Report on Form 10-K filed with the SEC on March 10, 2016.

(3)	The amounts set forth in this column are amounts paid under the Company’s cash incentive program, which were earned as described under “Cash incentive plan” below for 2015.
(4)	The amounts set forth in this column include Company-paid contributions for life insurance policies.
(5)
Ms. Miller served as Interim Chief Financial Officer from February 6, 2015 until July 23, 2015. The 2015 compensation information shown for Ms. Miller includes the entire 2015 calendar year. The bonus amount for Ms. Miller reflects a bonus payment with respect to Ms. Miller's service as Interim Chief Financial Officer.

Narrative Disclosure to Summary Compensation Table

The Compensation Committee (the “Committee”) of our Board of Directors generally has the responsibility of administering our executive compensation program or making recommendations to the full Board with respect to such program. The Committee reviews and, as appropriate, makes recommendations to the full Board regarding the base salaries and annual cash bonuses for executive officers, and administers our stock incentive plans, including the grants of stock options.

Compensation philosophy and objectives

Our principal executive compensation policy, which has been endorsed by the Committee, is to provide a compensation program that will attract, motivate and retain persons of high quality and will support a long-standing internal culture of loyalty and dedication to the interests of the Company and our stockholders. In administering the executive compensation program, the Committee is mindful of the following principles and guidelines, which are supported by the full Board:

•	Base salaries for executive officers should be competitive.

•	A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of our stockholders.

•	The variable part of annual compensation should reflect both individual and corporate performance.

•
As a person’s level of responsibility increases, a greater portion of total compensation should be at risk and include more stock-based compensation to provide executives long-term incentives, and help to align further the interests of executives and stockholders in the enhancement of stockholder value.

Executive officer compensation has three primary components: base salary, bonuses granted under a bonus or cash incentive plan, and stock-based awards granted pursuant to our 2014 Stock Incentive Plan. In addition, executive officers receive certain benefits that are generally available to all salaried employees. We do not have any defined benefit pension plans, non-qualified deferred compensation arrangements, or supplemental retirement plans for our executive officers.

For each executive officer's compensation for 2014 and 2015, the Committee determined the appropriate level for each compensation component based in part, but not exclusively, on its view of competitive market factors, internal equity and consistency, and other considerations deemed relevant, such as rewarding extraordinary performance. Our Executive Chairman and Chief Executive Officer provided the Committee with recommendations for executive officers other than himself, which the Committee reviewed and approved for submission to the Board of Directors as submitted or with revisions, if any. We have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation, or among different forms of non-cash compensation, and did not formally benchmark our compensation against that of our peers with respect to 2014 or 2015 compensation.

Base salary

Salaries for executive officers have been set based on a review of salaries for similar positions requiring similar qualifications in similar industries. In recommending executive officer salaries, the Committee approved the use by management of information from salary surveys.

The Committee recommended executive officer base salary levels so as to be competitive with amounts paid to executives performing similar functions in comparable-size, non-durable manufacturing companies. The amount of each executive’s annual increase in base salary, if any, was based on a number of largely subjective factors, including changes in the individual’s duties and responsibilities, the personal performance of such executive officer, the performance of the Company, cost-of-living increases, and such other factors as the Committee deemed appropriate, including the individual’s overall mix between fixed and variable compensation and between cash and stock-based compensation.

The Executive Chairman and Chief Executive Officer annually assesses the performance of all other executive officers and recommended salary increases to the Committee based on a number of factors such as performance evaluations, comparative data and other relevant factors. The Committee then reviewed the Executive Chairman and Chief Executive Officer’s recommendations, considered Company performance and financial condition, and recommended to the Board of Directors for approval, the increases for the other officers of the Company.

With respect to Ms. Miller, in 2015, her annual base salary was set at $132,000 when she was appointed Interim Chief Financial Officer and then increased to $200,000 upon her appointment as Chief Financial Officer effective July 24, 2015. Mr. Tu’s and Mr. Hilliard’s salaries were each increased by 20% in 2015, to $300,000 and $240,000, respectively, as a result of the factors discussed above.

Cash incentive plan

In 2015, a cash incentive plan was established for executive management.

The executive officers were each eligible for an incentive payment of up to the following percentages of his or her 2015 salary, to be determined by the Board of Directors based upon the financial results of 2015 with respect to 80% of such amount and individual performance for the year with respect to 20% of such amount:

	Incentive Payment as a % of Base Salary (1)
	Minimum	Target	Maximum
James Tu	30%	60%	120%
Eric Hilliard	30%	60%	120%
Marcia Miller	15%	30%	60%

(1)	Based on the annual salary rate for the year, other than for Ms. Miller, whose base salary was pro-rated to reflect her salary increase upon appointment as Chief Financial Officer.

The incentive payment levels listed above were payable based on the achievement of the following financial performance metrics:

	Minimum	Target	Maximum
Net Operating Income (50%)	$2,823,200	3,529,000	5,293,500
Total Revenue (Sales) (30%)	$42,808,800	53,511,000	80,266,500

Based on the financial results achieved by the Company of net operating income of $9.6 million and total revenue of $64.4 million, on February 25, 2016, the Board approved bonus payments of $327,600, or approximately 109% of salary, for Mr. Tu, $262,080, or approximately 109% of salary, for Mr. Hilliard, and $94,017, or approximately 55% of salary, for Ms. Miller for 2015, which took into account the factors set forth in the Company’s cash incentive plan as described above.

Discretionary bonuses

The Committee may from time to time award a discretionary annual cash bonus to executive officers, in the amounts and based on the factors determined by the Committee. The bonus awards may be based on an executive officer’s individual performance or on the overall success of the Company, or both.

No discretionary bonuses were awarded in 2015, other than the $8,377 paid to Ms. Miller with respect to her service as Interim Chief Financial Officer.

Stock options

The Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company’s stockholders and, therefore; periodically grants time-based stock options under the Company’s stock incentive plans at the then current market price. On May 6, 2014, the Board approved the Energy Focus, Inc. 2014 Stock Incentive Plan (the “2014 Plan”). The 2014 Plan was approved by the stockholders at our annual meeting on July 15, 2014, after which no further awards could be issued under the Energy Focus, Inc. 2008 Incentive Stock Plan (the “2008 Plan”). The Committee administers both stock incentive plans.

The Committee grants, or recommends to the Board to grant, options to executive officers after consideration of recommendations from the Executive Chairman and Chief Executive Officer. Recommendations for options are based upon the relative position, responsibilities, and previous and expected contributions of each officer, previous option grants to such officers and customary levels of option grants for the respective position in other comparable companies. The exercise price for stock options is equal to the fair market value of our Common Stock on the grant date. Stock options generally vest over a three-year period with 33% vesting one year from the date of grant and the remaining 67% vesting equally on a monthly basis over the remaining 24 months. Options expire 10 years from the date of grant. Generally, upon a Change in Control (as defined in the 2008 Plan), all stock options granted will immediately vest, and all restrictions on restricted shares granted to the Company’s employees and independent directors will lapse. Under the 2014 Plan, upon a Change of Control (as defined in such plan) all outstanding unvested stock options become fully vested and exercisable if not assumed, or substituted with a new award, by the successor to the Company and, if such awards are assumed or substituted by the successor to the Company, they become fully exercisable and vested if the option holder’s employment is terminated (other than a termination for cause) within two years following a Change of Control. If an option holder’s employment is terminated within two years after a Change of Control for any reason other than death, retirement, disability or termination for cause, each outstanding stock option that is vested following such termination will remain exercisable until the earlier of the third anniversary of termination or the expiration of the term of the stock option.

In addition to the annual grants, in September 2015, Ms. Miller received a grant of an option to purchase 10,000 shares in connection with her appointment as the Chief Financial Officer, following her service as the Interim Chief Financial Officer from February through July 2015.

Section 162(m)

Section 162(m) of the Internal Revenue Code (“IRC Sec. 162(m)”) generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid to a company’s Chief Executive Officer, or to any of the company’s other three most highly compensated executive officers (other than the Chief Financial Officer), for any fiscal year. IRC Sec. 162(m) generally exempts qualifying performance-based compensation from the deduction limit if certain conditions are met. In determining base salary, benefits, perquisites and other compensation, the Committee considers tax deductibility. However, a more important goal of the Committee is to offer compensation that is competitive within our peer group.

Employment Agreements with Named Executive Officers

We do not have employment agreements with any of our current executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to equity awards outstanding for our Named Executive Officers as of December 31, 2015:

Name	Option Awards Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Option Exercise Price ($)	Option Expiration Date

James Tu	4/29/2013	40,000	-	2.30	4/29/2023
	1/28/2014	80,000	-	4.10	1/28/2024
	3/16/2015	-	80,000 (1)	5.47	3/16/2025

Eric W. Hilliard	11/13/2006	7,500	-	71.90	11/13/2016
	4/26/2007	5,000	-	63.60	4/26/2017
	10/23/2008	2,500	-	13.70	10/23/2018
	1/18/2011	10,000	-	10.70	1/18/2021
	4/29/2013	10,000	-	2.30	4/29/2023
	1/28/2014	7,989	4,511 (1)	4.10	1/28/2024
	3/16/2015	-	40,000 (1)	5.47	3/16/2025

Marcia J. Miller	3/23/2012	940	60 (2)	3.90	3/23/2022
	2/15/2013	1,890	110 (1)	2.30	2/15/2023
	7/19/2013	2,013	487 (1)	4.10	7/19/2023
	1/28/2014	3,196	1,804 (1)	4.10	1/28/2024
	3/16/2015	-	15,000 (1)	5.47	3/16/2025
	9/17/2015	-	10,000 (1)	15.08	9/17/2025

(1)	One third vests on the first anniversary of the grant date, and the remainder vests monthly in equal installments over the remaining 24-month period.
(2)	One fourth vests on the first anniversary of the grant date, and the remainder vests monthly in equal installments over the remaining 36-month period.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based awards to attract and retain qualified candidates to serve on our Board. In setting director compensation, the Board considers the significant amount of time that directors expend in fulfilling their duties, as well as the skill level required.

The following table sets forth the annual cash compensation for non-employee directors for 2015:

Annual Retainer	$20,000
Additional Annual Retainers:
Compensation Committee Chairman	$5,000
Audit and Finance Committee Chairman	$7,000

We have generally granted option awards to non-employee directors who will continue to serve as members of the Board of Directors on the first business day following the conclusion of each regular annual meeting of the Company’s stockholders for each non-employee director. These options were for 5,000 shares for each eligible director, had an exercise price equal to the fair market value of the stock on the date of grant, become exercisable monthly over the 12-month period following the date of grant, and expire the day before the tenth anniversary of the grant date or 12 months after termination of service on the Board. The options vest if a Change in Control occurs with respect to the Company during the optionee’s service, as defined by the applicable plan. The Board, at its discretion, may grant options or other equity awards to newly elected directors and additional grants to other directors. In September 2015, the directors who were newly elected at the 2015 annual meeting each received a restricted stock unit grant of 2,500 shares, which will vest on June 1, 2016.

The following table summarizes the total compensation paid to non-employee directors for the year ended December 31, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($) (2)	Total ($)

Ronald D. Black	11,022	34,375	-	45,397
William Cohen	20,000	-	54,956	74,956
Glenda Dorchak	8,817	34,375	-	43,192
Mark J. Eisenberg	8,817	34,375	-	43,192
Xin (Adam) He (3)	11,183	-	-	11,183
Jiangang Luo	8,817	34,375	-	43,192
Michael Ramelot	27,000	-	72,757	99,757
Thomas W. Swidarski (3)	13,979	-	-	13,979

(1)
Represents restricted stock units, which vest on June 1, 2016 and will be settled in Common Stock. The grant date fair value is calculated based on the closing price of the stock on the grant date. Each of Dr. Black, Messrs. Eisenberg and Luo and Ms. Dorchak held 2,500 unvested restricted stock units as of December 31, 2015.

(2)
Under SEC rules, the values reported reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. We calculate the grant date fair value of stock option grants using the Black-Scholes option pricing model. A discussion of the assumptions used in calculating the fair value is set forth in Note 11 to the Consolidated Financial Statements contained in Item 8 of the Annual Report on Form 10-K filed with the SEC on March 10, 2016. The number of outstanding options held by each non-employee director as of December 31, 2015 was as follows: Mr. Cohen - 10,000 and Mr. Ramelot – 15,000.

(3)	Messrs. He and Swidarski did not stand for re-election to the Board of Directors at our annual meeting of stockholders held on July 22, 2015.

Beginning in 2016, the Compensation Committee recommended and the Board approved the following non-employee director compensation arrangements:

Annual Cash Retainer	$32,500
Restricted Stock Unit Grant	$65,000	(1)
Additional Annual Cash Retainers:
Lead Director	$17,500
Compensation Committee Chairman	$12,000
Compensation Committee Member	$5,000
Audit and Finance Committee Chairman	$17,500
Audit and Finance Committee Member	$7,000

(1)
Restricted stock unit grant on the date of the Company’s annual meeting of stockholders having a value of $65,000 based on the fair market value of the Common Stock on such date, and vesting on the earlier of (i) the one year anniversary of the grant date or (ii) the date of the Company’s annual meeting of stockholders next following the grant date.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of the Board of Directors has appointed the firm of Plante & Moran, PLLC, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2016. Representatives of Plante & Moran, PLLC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions from stockholders.

Accountant Fees and Services

Plante & Moran, PLLC provided audit services to the Company for the fiscal years ending December 31, 2015 and 2014. The following table presents fees for professional services rendered by Plante & Moran, PLLC for those years:

	Year Ended December 31,
	2015	2014
Audit Fees	$381,575	$435,694
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$381,575	$435,694

Audit Fees. “Audit Fees” include the aggregate fees billed for professional services rendered by Plante & Moran, PLLC, including audit services related to quarterly reviews and audits of consolidated financial statements, reviews in connection with SEC filings and related consents, comfort letters related to the public stock offering, and other consultations. For both 2015 and 2014, we were not required to obtain independent public accounting firm certification of our internal control infrastructure as defined by the Sarbanes-Oxley Act. Therefore, no fees related to the audit of Sarbanes-Oxley compliance were incurred.

Pre-Approval Policies and Procedures

It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal auditors be approved in advance by the Audit and Finance Committee. The Audit and Finance Committee pre-approved all services provided by Plante & Moran, PLLC during 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 12, 2012, our Board of Directors appointed James Tu to serve as our non-executive Chairman. On April 30, 2013, Mr. Tu became the Executive Chairman assuming the duties of the Principal Executive Officer. On October 30, 2013 Mr. Tu was appointed Executive Chairman and Chief Executive Officer by the Board of Directors. Mr. Tu is also the Founder, Chief Executive Officer and Chief Investment Officer of 5 Elements Global Advisors, an investment advisory and management company managing the holdings of 5 Elements Global Fund LP, which was a beneficial owner of more than 5% of our Common Stock prior to the August 2014 registered offering. As of April 20, 2016, 5 Elements Global

Advisors holds approximately 2.6% of our Common Stock. 5 Elements Global Advisors focuses on investing in clean energy companies with breakthrough, commercialized technologies, and near-term profitability potential.

Mr. Tu is also Co-Founder and 50% owner, and until May 2013, was the Managing Partner of Communal International Ltd. (“Communal”), a British Virgin Islands company dedicated to assisting clean energy, solutions-based companies by maximizing technology and product potential and gaining them access to global marketing, distribution licensing, manufacturing and financing resources. Communal has a 50% ownership interest in 5 Elements Energy Efficiency Limited, which was a beneficial owner of more than 5% of our Common Stock prior to the September 2015 registered offering. As of April 20, 2016, 5 Elements Energy Efficiency Limited holds approximately 2.5% of our Common Stock. Yeh Mei-Hui Cheng is the owner of the other 50% of 5 Elements Energy Efficiency Limited and the other Co-Founder of Communal. Ms. Cheng is the mother of Simon Cheng, a current member of our Board of Directors and an employee of the Company.

On February 27, 2012, we entered into an Asian Business Development/Collaboration Agreement with Communal. The agreement had a 60 month term, under which we paid $523,000 to Communal in 2012. Effective January 1, 2013, the Asian Business Development/Collaboration Agreement with Communal was amended to reflect the extension of the terms of the Agreement for an additional twelve months, and the addition of certain services and countries in the territory covered by the Agreement. In connection with the amended and restated agreement, we paid an additional $425,000 in 2013 and recorded expense of $226,000. During the years ended December 31, 2015 and 2014, no amounts were paid under this Agreement and we recorded expense of $226,000 per year. On December 23, 2015, we terminated the Agreement with Communal without penalty.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons owing more than 10% of a registered class of our equity securities to file certain reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission (the “SEC”). Such officers, directors, and 10% stockholders are also required by SEC rules to furnish us with copies of all those reports that they file.

Based solely on our review of such reports filed with the SEC and written representations from the reporting persons, we believe we were in compliance with all filing requirements applicable to our executive officers and directors for 2015, except that John Davenport, a former director, was late in filing a Form 4 reporting an acquisition of 7,500 shares of our Common Stock through a stock option; and Simon Cheng, a current director, was late in filing a Form 4 reporting an acquisition of 7,500 shares of our Common Stock through a stock option.

With regard to beneficial holders owning more than 10% of our Common Stock as listed under the “Security Ownership of Principal Stockholders and Management” section of this Amendment to our Annual Report, Gina Huang was late in filing a Form 4 reporting a purchase of 200,000 shares of our Common Stock.

AUDIT COMMITTEE REPORT

The Audit and Finance Committee has reviewed and discussed with the Company’s management and Plante & Moran, PLLC the audited consolidated financial statements contained in our Annual Report on Form 10-K for the 2015 fiscal year. The Audit and Finance Committee has also discussed with Plante & Moran, PLLC the matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit and Finance Committee has received and reviewed the written disclosures and the letter from Plante & Moran, PLLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit and Finance Committee concerning independence, and has discussed with Plante & Moran, PLLC its independence from Energy Focus.

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2015 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit and Finance Committee
Michael R. Ramelot, Chairman
Glenda Dorchak
Marc J. Eisenberg

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

A stockholder who wishes to have a proposal included in our Proxy Statement for the 2017 Annual Meeting of Stockholders must submit the proposal in writing to the Secretary of the Company at our principal executive offices at 32000 Aurora Road, Suite B, Solon, Ohio 44139, for receipt no later than December 30, 2016, pursuant to Rule 14a-8(e) under the Securities Exchange Act of 1934 (the “Exchange Act”), assuming that the date of the 2017 Annual Meeting will occur within 30 days of the anniversary of the 2016 Annual Meeting.

A stockholder who wishes to present a proposal at the 2017 Annual Meeting without having it appear in the Proxy Statement must submit notice of the proposal in writing to our Secretary no earlier than February 15, 2017 and no later than March 17, 2017, assuming that the 2016 Annual Meeting occurs on June 15, 2016, and otherwise comply with all requirements of our Bylaws with respect thereto.

If the date of the 2017 Annual Meeting is more than 30 days before or after the anniversary of the 2016 Annual Meeting, then the foregoing deadlines will change and be determined in accordance with the Rule 14a-8 under the Exchange Act (for proposals to be included in the Company's Proxy Statement) or the Company's bylaws (for all other proposals).

HOUSEHOLDING INFORMATION

Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial holders of our Common Stock who share the same address or household may not receive separate copies of this Proxy Statement and our 2015 Annual Report on Form 10-K (the “2015 Annual Report”). You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, c/o Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or call 800-542-1061.

OTHER MATTERS

The Board of Directors knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed proxy will vote the shares they represent in such manner as the Board may recommend.

ANNUAL REPORT ON FORM 10-K

The Company’s 2015 Annual Report on Form 10-K, as amended, may be obtained, without charge, by writing to the Company at 32000 Aurora Road, Suite B, Solon, Ohio 44139, Attention: Investor Relations or by accessing the report on our website at http://www.energyfocusinc.com.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Marcia J. Miller
Marcia J. Miller
Chief Financial Officer and Secretary

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E10173-P79973 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENERGY FOCUS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	!	!	!

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

1)	Ronald D. Black	05)	Marc J. Eisenberg
2)	Simon Cheng	06)	Jiangang Luo
3)	William Cohen	07)	Michael R. Ramelot
4)	Glenda Dorchak	08)	James Tu

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E10174-P79973

ENERGY FOCUS, INC.
Annual Meeting of Stockholders
June 15, 2016 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints James Tu, Eric Hilliard and Marcia Miller, or each of them, proxy and attorney-in-fact, with full power to designate a substitute representative, to represent the undersigned and to vote all of the shares of common stock in Energy Focus, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at the Company's principal executive offices at 32000 Aurora Road, Suite B, Solon, Ohio 44139, at 9:00 A.M., Eastern Time, June 15, 2016, and at any adjournment or postponement thereof, as hereinafter specified upon the proposals listed on the reverse and as more particularly described in the Proxy Statement of the Company dated April 29, 2016 ("Proxy Statement"), receipt of which is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendation.

Continued and to be signed on reverse side